UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – November 24, 2003

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA 19610
(Address of principal executive offices) (Zip Code)

Area Code (610) 373-2400
(Registrant’s telephone number)

Item 5.                              Other Events.

On November 24, 2003, Penn National Gaming, Inc. (“Penn National”) announced that it plans to offer $200 million of Senior Subordinated Notes in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.  A copy of Penn National’s press release making such announcement is attached hereto as Exhibit 99.1.

Item 7.                              Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

99.1	Press Release dated November 24, 2003.

SIGNATURES

Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 25, 2003	Penn National Gaming, Inc.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer